As filed with the Securities and Exchange Commission on October 28, 2024

Registration No. 333-
_________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_________________________
MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	25-1190717 (I.R.S. Employer Identification No.)

622 Third Avenue
New York, New York 10017-6707
(Address, including zip code, of principal executive offices)
_________________________
Minerals Technologies Inc. 2015 Stock Award and Incentive Plan
(Full title of the plan)
_________________________
Timothy J. Jordan, Esq.
Vice President, General Counsel, Secretary
and Chief Compliance Officer
Minerals Technologies Inc.
622 Third Avenue
New York, New York 10017-6707
 (Name and address of agent for service)

(212) 878-1800
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ⌧           Accelerated filer ☐
Non-accelerated filer ☐           Smaller reporting company ☐
          Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
_________________________________________________________________________

INCORPORATION OF DOCUMENTS BY REFERENCE TO PRIOR REGISTRATION STATEMENT

This Registration Statement is filed for the purpose of registering 889,000 additional shares of common stock, par value $0.10 per share (“Common Stock”), of Minerals Technologies Inc. (the “Registrant”) for offers or sales under the Registrant’s 2015 Stock Award and Incentive Plan, as amended and restated as of March 15, 2024 (the “Plan”).  A Registration Statement on Form S-8 (No. 333-249761) that was filed with the Securities and Exchange Commission on October 30, 2020 (the “Prior Registration Statement”) relating to the Plan is effective.  Accordingly, in accordance with General Instruction E to Form S-8, the Registrant hereby incorporates by reference herein the contents of the Prior Registration Statement, except as otherwise updated or modified by this registration statement.

Item 3. Incorporation of Documents by Reference.

The following documents filed with the Commission by the Company, pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), are incorporated by reference in this Registration Statement; provided, however, that the Company is not incorporating any information deemed “furnished” and not filed with the Commission:
(a) The Company’s annual report on Form 10-K (File No. 001-11430) for the year ended December 31, 2023, filed with the Commission on February 16, 2024 (the “Form 10-K”), including the information contained in the Company’s Proxy Statement filed with the Commission on April 4, 2024, as supplemented by the filing with the Commission on May 2, 2024, for its Annual Meeting of Shareholders held on May 15, 2024, that has been incorporated by reference into the Form 10-K;
(b) The Company’s Quarterly Reports on Form 10-Q filed with the Commission on April 26, 2024, July 26, 2024, and October 25, 2024;
(c) The Company’s Current Reports on Form 8-K filed with the Commission on January 24, 2024, February 1, 2024, March 26, 2024 (as amended on May 16, 2024), April 25, 2024, April 30, 2024, May 16, 2024, July 17, 2024, July 25, 2024, July 29, 2024, October 17, 2024 and October 24, 2024, and
(d) The description of the Common Stock contained in Exhibit 4.2 to the Form 10-K, and as it may be further amended in the future, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.
Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such prior statement. Any statement contained in this Registration Statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document that is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits

Exhibit Number	Exhibit

4.1(1)	Amended and Restated Certificate of Incorporation of the Company

4.2(2)	By-Laws of the Company as amended and restated effective March 13, 2018

4.3(3)	Minerals Technologies Inc. 2015 Stock Award and Incentive Plan (as amended and restated effective March 15, 2024)

5.1	Opinion of Timothy J. Jordan

23.1	Consent of Timothy J. Jordan (included in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003 (Commission File No. 001-11430) filed on March 11, 2004.

(2)	Incorporated by reference to exhibit 3.1 filed with the Company’s Current Report on Form 8-K (Commission File No. 001-11430) filed on March 19, 2018.

(3)
Incorporated by reference to Appendix B to the Company’s Proxy Statement dated April 4, 2024 (Commission File No. 001-11430) and filed with the SEC on April 4, 2024, for its Annual Meeting of Shareholders held on May 15, 2024.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this 28th day of October, 2024.

MINERALS TECHNOLOGIES INC.
(Company)
By:	/s/ Timothy J. Jordan
Name:	Timothy J. Jordan
Title:	Vice President, General Counsel, Secretary and Chief Compliance Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Douglas T. Dietrich _______________________ Douglas T. Dietrich	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	October 28, 2024
/s/ Erik C. Aldag _______________________ Erik C. Aldag	Senior Vice President-Finance and Treasury and Chief Financial Officer (Principal Financial Officer)	October 28, 2024
/s/ Michael A. Cipolla _______________________ Michael A. Cipolla	Vice President-Controller and Chief Accounting Officer (Principal Accounting Officer)	October 28, 2024
* _______________________ Joseph C. Breunig	Director	October 28, 2024
* _______________________ John J. Carmola	Director	October 28, 2024
* _______________________ Robert L. Clark	Director	October 28, 2024
* _______________________ Alison A. Deans	Director	October 28, 2024
* _______________________ Franklin L. Feder	Director	October 28, 2024
* _______________________ Kristina M. Johnson	Director	October 28, 2024
* _______________________ Rocky Motwani	Director	October 28, 2024
* _______________________ Carolyn K. Pittman	Director	October 28, 2024
* _______________________ Marc E. Robinson	Director	October 28, 2024

* By: /s/ Timothy J. Jordan Timothy J. Jordan, Attorney in Fact	October 28, 2024